Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Federated Equity Funds and to the use of our report dated February 26, 2007 on the financial statements and financial highlights of Rochdale Atlas Portfolio.   Such financial statements and financial highlights appear in the 2006 Annual Report to Shareholders which is incorporated by reference into the Prospectus/ Proxy Statement on Form N-14.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 12, 2007

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